Exhibit 99.1      Press Release, dated April 10, 2006

Global General Technologies, Inc. Announces Final Closing of Asset Purchase Agreement With SmartWear Technologies, Inc.

Merged Company Now Offers Both Perimeter Security Solutions and Proprietary RFID Security Technology

SAN DIEGO, CA, May 28, 2008 (MARKET WIRE via COMTEX) -- Global General Technologies, Inc. (PINKSHEETS: GLGT) and SmartWear Technologies, Inc. announced today the final closing of an asset purchase agreement with privately held SmartWear Technologies. Terms of the closing include convertible preferred stock issued to SmartWear in exchange for SmartWear's assets. The combined companies equity will continue to trade under the symbol “GLGT.” SmartWear Technologies will become a wholly owned subsidiary of Global General Technologies. The new company is preparing its financial filings in preparation for a return to the OTC Bulletin Board exchange.

Bob Reed, CEO of SmartWear, has been appointed CEO of Global General Technologies. Global General's former CEO, Gary Stroud, will serve as President.

Bob Reed, CEO of Global General, said, “Although this business combination took more time to complete than initially anticipated, we are now excited about developing the Technical and Market synergies of the products to develop Global General into a total solutions provider of security applications. With Global General's innovative video surveillance technology, known as the 'Silent Soldier,' we look forward to making significant inroads within the security industry. Both our long time SmartWear shareholders and GLGT shareholders can expect information in the near future on corporate developments such as contracts and business alliances.”

“Investors and shareholders should expect a newly constructed corporate website in a week or two which will become an integral part of our information process and will provide you with a portal to access current events and future goals for the technology and our vision for the company.” (www.globalgeneraltechnologies.com) Mr. Reed continued, “With access to capital, a seasoned management team and respected reputation in the industry, we feel strongly that Global General has a very promising future as we build a technology portfolio that firmly positions us as a total solutions provider in the security, perimeter defense and RFID industry.

“We reiterate our appreciation for your patience, understanding and confidence as we implement these changes and move to restore Global General Technologies to reach its full potential as a forerunner in the security and technology field and as a fully reporting company with a goal to move to an exchange that will enhance our value as a public company.”

About SmartWear Technologies (www.smartweartechnologies.com)

SmartWear technologies, a leading developer of patented RFID solutions for security, identification, health care and asset tracking applications with partnerships and strategic alliances worldwide, is a global leader for scalable, proprietary RFID, GPS and Biometric-based security products and services. SmartWear Technologies provides security, asset protection and health care solutions through the use of RFID, GPS and Biometric patented applications.

About Global General Technologies, Inc. (www.globalgeneraltechnologies.com)

Global General Technologies, Inc. has operated in the past in the Intelligent Video surveillance market with an innovative perimeter defense security system. There is no known competitor that has implemented a totally integrated intelligent communications solution. Through its wholly owned subsidiary, H7 Security Systems, Inc., Global General Technologies offers a high quality, durable intelligent surveillance system for perimeter defense security known as the “Silent Soldier.” The system utilizes video, sound, seismic and thermal sensors and satellite technology with all components integrated through the proprietary Intelligent Communication Node (ICN) technology providing a real-time intelligent command and control system.

Information included in this news release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 (“Reform Act”). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Company to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, the Company has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainties, uncertainties relating to economic issues and competition. Reference is made to all the Company's SEC filings, including the Company's Reports on Forms 10K, 10Q and other periodic reports.

Contact:
Global General Technologies, Inc.
Ir@globalGeneralTechnologies.com
(619) 659-9235

SOURCE: Global General Technologies

CONTACT:          mailto:Ir@globalGeneralTechnologies.com

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SUBJECT CODE:	Aerospace and Defense:Electronics and Communications
Government:Security (law enforcement, homeland etc)
Electronics and Semiconductors:Testing
Computers and Software:Software